UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W Walnut St., Suite A-4 Pasadena, California 91124	91124
(Address of principal executive offices)	(Zip Code)

(628) 889-7680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NIR	The Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On April 11, 2023, Near Intelligence, Inc. (the “Company”) entered into new employment agreements with Anil Mathews and Shobhit Shukla for continued service as Chief Executive Officer and President, respectively, and on April 12, 2023, the Company entered into a new employment agreement with Rahul Agarwal for continued service as Chief Financial Officer.

The employment agreements provide for base salary, discretionary target annual bonus opportunity, and participation in standard benefit plans and programs in which other similarly situated Company employees are eligible to participate. Pursuant to their respective employment agreements, Mr. Mathews’ annual base salary is $400,000, Mr. Shukla’s annual base salary is $350,000 and Mr. Agarwal’s annual base salary is S$ 462,000 (SGD), or approximately $350,000 (as converted to U.S. dollars at a rate of 0.7576 U.S. dollar to 1 Singapore dollar, which was the approximate exchange rate as of the date of the agreement). Mr. Mathews will be eligible to receive an annual bonus with a target amount of $200,000 for each complete calendar year, Mr. Shukla will be eligible to receive an annual bonus with a target amount of $150,000 for each complete calendar year and Mr. Agarwal will be eligible to receive an annual bonus with a target amount of S$ 198,000 (SGD), or approximately $150,000 (as converted to U.S. dollars at a rate of 0.7576 U.S. dollar to 1 Singapore dollar). Annual bonuses are payable in cash and/or shares of the Company’s common stock at the Company’s discretion.

The employment agreements contain customary provisions regarding non-competition, non-solicitation and confidentiality of information. The enforceability of the non-competition covenants is subject to limitations.

The employment agreements provide that, in the event the applicable named executive officer is terminated by the Company without Cause (as defined in the employment agreements) or by the named executive officer for Good Reason (as defined in the employment agreements) (each, a “Qualifying Termination”), the terminated named executive officer is entitled to certain severance payments.

In the event that Mr. Mathews is subject to a Qualifying Termination, Mr. Mathews is entitled to severance equal to 2.0 times the sum of his base salary and target annual bonus opportunity, payable in accordance with our normal payroll procedures over 24 months. If a Qualifying Termination occurs during the one-year period following a Change in Control (as defined in the Near Intelligence, Inc. 2023 Equity Incentive Plan), Mr. Mathews will be entitled to such severance, payable in a lump sum.

In the event that Mr. Agarwal or Mr. Shukla is subject to a Qualifying Termination, Mr. Agarwal or Mr. Shukla, as applicable, is entitled to receive severance equal to the sum of 12 months of his base salary and annual target bonus opportunity, payable in accordance with our normal payroll procedures over 12 months. If a Qualifying Termination occurs during the one-year period following a Change in Control, Mr. Agarwal or Mr. Shukla, as applicable, will be entitled to severance equal to 1.5 times the sum of his base salary and target annual bonus, payable in a lump sum.

If a Qualifying Termination occurs during the one-year period following a Change in Control, (i) all severance payments will be paid to the named executive officer in a lump sum on the 60th day following such termination of employment and (ii) all outstanding equity awards held by the named executive officer will vest, with any performance-based awards vesting as if the target requirements have been or will be attained. Further, for Mr. Mathews, all outstanding equity awards held by him will vest in the same manner on a Qualifying Termination regardless of whether a Change in Control occurs.

The severance described above is contingent upon the applicable named executive officer’s timely execution and non-revocation of a general release of claims.

Following a Qualifying Termination, the Company will also continue to pay or reimburse the employer portion of the monthly premiums associated with continued coverage under our health and welfare plans for Messrs. Agarwal and Shukla under COBRA until the earlier of (i) 12 months following their termination date (or 18 months if the Qualifying Termination occurs during the one-year period following a Change in Control), (ii) expiration of their eligibility for continuation coverage under COBRA, or (iii) the date on which they become eligible for group health insurance coverage in connection with new employment (the “COBRA Benefit”). Mr. Mathews will also receive the COBRA Benefit, as described herein, following a Qualifying Termination, provided that he will receive 18 months of coverage following his termination date regardless of whether a Change in Control occurs.

The foregoing description of the employment agreements is a summary only and is qualified in its entirety by reference to the full text of the employment agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Near Intelligence, Inc. and Anil Mathews, dated April 11, 2023, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 filed on April 12, 2023.
10.2	Employment Agreement by and between Near Intelligence, Inc. and Shobhit Shukla, dated April 11, 2023, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 filed on April 12, 2023.
10.3	Employment Agreement by and between Near Intelligence, Inc. and Rahul Agarwal, dated April 12, 2023, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 filed on April 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2023

NEAR INTELLIGENCE, INC.

	By:	/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer

3